UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2016

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 14, 2016, HMS Income Fund, Inc. (the "Company") convened its 2016 annual meeting of stockholders at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Blvd., Houston, TX 77056. The annual meeting was adjourned due to the fact that a quorum was not present. The annual meeting was adjourned until 10:00am Central Time October 5, 2016, to be held at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Blvd., Houston, TX 77056.

The polls will remain open for voting during the adjournment period. The record date for the annual meeting of stockholders has not changed. Only stockholders of record at the close of business on June 16, 2016, (the "Record Date") are entitled to vote at the Company's reconvened annual meeting of stockholders. As of the close of business on the Record Date, there were 68,291,778.375 shares of common stock, par value $0.001 per share, of the Company outstanding.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

September 15, 2016	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer